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                                                                   EXHIBIT 10.13

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                    D. L. PHILLIPS INVESTMENT BUILDERS, INC.,
                                    Landlord,

                                       and

                                 UP-RIGHT, INC.,

                                     Tenant

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                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into this ____ day of ___________, 1990, by and between D.L. PHILLIPS INVESTMENT BUILDERS, INC., a North Carolina Corporation, hereinafter called "Landlord"; and UP-RIGHT, INC., a California Corporation with principal office in Oakland, California, hereinafter called "Tenant":

                              W I T N E S S E T H:

                                   ARTICLE I.
                            DEMISED PREMISES AND USE

         Section 1.01. Landlord, in consideration of the covenants, conditions, agreements and stipulations of the Tenant hereinafter expressed does hereby demise and lease unto the Tenant, and the Tenant does hereby rent and let from the Landlord, upon the terms and conditions hereinafter expressed, those certain premises (hereinafter called "demised premises") being:

         situated in the State of North Carolina, County of Mecklenburg, City of Charlotte, containing approximately 1.84 acres with two approximately 5,000 square foot masonry buildings and known as 4151-A and 4151-B Barringer Drive, Charlotte, North Carolina 28217 and as shown on Mecklenburg County Tax Assessor's Map Book 145, Block 261, Parcel 1.

         Section 1.02. For purposes of this Lease, "Common Areas" shall mean all areas, improvements, equipment and special services in, on or at the Building and Land provided by Landlord for the common use and benefit of Tenant, its employees, agents, customers and other invitees.

         Provided Tenant is not in default under this Lease, Tenant shall be entitled to use in common with others entitled thereto, the Common Areas as may be described from time to time by Landlord, subject, however, to terms and conditions of this Lease and to rules and regulations and use thereof as may be prescribed from time to time by Landlord.

         Section 1.03. During the term of this Lease, or any renewal or extension thereof, the use of the Common Areas by the Tenant, its employees, agents, customers and other invitees shall not unreasonably interfere with the use of the Common Areas by other Tenants, if any, their employees, agents, customers or other invitees.

         Section 1.04. The demised premises shall be used and occupied by Tenant as general offices, showroom and work and storage areas and for no other purpose. The Tenant shall make no unlawful or offensive use of the demised premises, and will not cause or permit a nuisance to be created or maintained thereon. The Tenant shall not keep or store upon the demised premises any flammable articles which are prohibited by any local, state or federal authority, and will comply with all assessments and restrictions of record, zoning ordinances and other applicable laws, ordinances, rules and regulations of the local, state and federal governments, and any other public authority having jurisdiction which may affect the demised premises and the Tenant's use thereof.

                                   ARTICLE II.
                                      TERM

         To have and to hold the demised premises for a term of approximately five (5) years commencing on July 1, 1990 (hereinafter called the "Commencement Date") and ending at 12:00 o'clock midnight on March 31, 1995 (hereinafter called the "Expiration Date"). The Commencement Date and Expiration Date are subject to extension as provided in Article VIII hereof.

                                  ARTICLE III.
                                     RENTAL

         In consideration of the demise and leasing of the premises aforesaid by Landlord, the Tenant covenants and agrees to pay to the Landlord an annual rental of SEE ADDENDUM A ATTACHED HERETO AS PART OF THIS LEASE AGREEMENT,



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in twelve equal monthly installments of ___________ each, which rental shall be payable in advance, without notice or demand therefore, on or before the first day of each month, beginning on April 1, 1990, provided, however, that if the Commencement Date of the term of this Lease shall not be the first day of the month, the monthly base rental for the period of time between the Commencement Date and the end of the month during which such date occurs shall be prorated on a daily basis, and shall be paid along with the monthly base rental payment payable on the first day of the following month.

                                   ARTICLE IV.
                                 RENTAL PAYMENTS

         All rental payments to be paid by Tenant as herein provided shall be paid to D.L. PHILLIPS INVESTMENT BUILDERS, INC., at its offices in Charlotte, North Carolina, until notice to the contrary is given by the Landlord.

                                   ARTICLE V.
                                    HOLD-OVER

         Section 5.01. Tenant shall pay Landlord double the rental then applicable for each month or portion thereof Tenant retains possession of the demised premises, or any portion thereof, after the expiration or earlier termination of the term of this Lease, and also shall pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this
Section 5.01 shall not constitute a waiver by Landlord of any re-entry rights of Landlord herein or by law provided. Tenant's retention of possession shall not constitute a renewal of the term of this Lease and Tenant shall be a tenant at will. [Illegible] prior to such term, and to any hold-over, renewal or extension of such term, except as may herein otherwise be provided, and as may be hereinafter amended in compliance with the terms and conditions of this Lease.

                                   ARTICLE VI.
                                 PROPERTY TAXES

         Section 6.01. The Landlord shall pay all real estate taxes on the demised premises. Provided, however, that if for any calendar year during the term of this Lease (as renewed) the amount of real estate taxes levied or assessed against the land and/or buildings of which the demised premises form a part shall exceed the amount of such taxes for the calendar year 1990, then and in that event, Tenant covenants and agrees to pay to the Landlord, upon demand, as additional rental, within thirty (30) days of such demand ONE HUNDRED percent (100%) of the amount of the excess over the amount of the taxes payable for the year 1990, provided, however, that additional rents payable by Tenant or co-Tenants or other occupants of the building, if any, under the provisions of
Section 6.03 hereunder shall not contribute to or be a portion of the additional rents provided for in this Section 6.01.

         Section 6.02. If, during any calendar year, the Tenant shall occupy the demised premises under the terms hereof for less than a full one-year period, then for that year the Tenant shall be required to pay only a pro rata portion of the amount of any increase in real estate taxes chargeable to the Tenant under the provisions of Section 6.01 above, which portion shall be proportionate to the length of the Tenant's occupancy during the year as compared to a full one-year period.

         Section 6.03. The Tenant shall, for each calendar year falling completely or partially within the term hereof, and for any renewal or extension thereof, pay as additional rental to the Landlord the amount of any increase in real estate taxes for the demised premises resulting from the assessment of any property upon said premises which was not a part thereof at the beginning of the term hereof, and which was placed thereon by, or at the direction or under the control of the Tenant, including, but not limited to, any trade fixtures, leasehold improvements, furniture, merchandise supplies, and other personal property situated within the demised premises.

         Section 6.04. Tenant shall promptly pay all taxes levied against Tenant's stock or merchandise, furniture, equipment, fixtures, supplies and other personal property situated within the demised premises.



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                                  ARTICLE VII.
                         OWNERSHIP, POSSESSION, WARRANTY

         The Landlord covenants that it is lawfully seized of the demised premises and has a good right and lawful authority to enter into this Lease for the full term aforesaid; that the Landlord will put the Tenant in actual possession of the demised premises at the beginning of the term aforesaid, subject to the provisions of Section 8.02.d below; and that Tenant, upon paying the rental and performing the conditions herein agreed by it to be performed, shall and may peaceably and quietly have, hold and enjoy the demised premises for said term.

                                  ARTICLE VIII.
                 IMPROVEMENTS AND EXTENSION OF COMMENCEMENT DATE

         Section 8.01. If the demised premises are leased to the Tenant with the existing improvements thereon, Tenant warrants that it has inspected the said demised premises and that no representations or warranties, whether express or implied, have been made with respect to the same, except as is herein expressly set forth.

         Section 8.02.a. In the event this Lease involves the construction of space for Tenant by Landlord, the Landlord, prior to the commencement of the term of this Lease, at Tenant's sole cost and expense for items in excess of those shown on Exhibit(s) A attached hereto and incorporated herein by reference, shall alter and "up-fit" the demised premises for occupancy by Tenant in accordance with said Exhibit(s) A. All work to be done by Landlord shall be completed in a good and workmanlike manner, and shall be in compliance with state, federal and local laws, and shall include delivery by the Landlord of a temporary certificate of occupancy issued by the appropriate governmental agency stating that the demised premises may be lawfully occupied for the uses permitted by this Lease.

         Section 8.02.b. In the event this Lease requires upfitting by the Landlord in accordance with the provisions of 8.02.a. above, and said upfitting exceeds the work to be done by Landlord as real property improvements as shown on Exhibit(s) A, then and in that event, the Tenant shall pay to the Landlord at the time of the execution of this Lease, fifty percent (50%) of the anticipated excess, with the balance being due on or before the date on which the Tenant takes possession of the demised premises.

         Section 8.02.c. Any changes in the upfitting or alterations of the demised premises, other than in compliance with Exhibit(s) A attached hereto, shall only be done with the prior written consent of the Landlord and upon the execution by both parties of the Landlord's standard "change order" form. Upon the execution of said standard "change order" form, such change order shall then become a part of this Lease as if specifically set forth herein, including without limitation any provisions set forth in said change order form relating to the Commencement Date of this Lease.

         Section 8.02.d. In the event the Lease involves construction of space for the Tenant by Landlord, the Commencement Date shall be as specified in
Article II hereinabove, or if said construction is delayed, the Commencement Date shall be postponed to the date upon which improvements constituting the demised premises have been substantially completed in accordance with the agreed upon plans and specifications therefor and the said temporary certificate of occupancy is delivered by Landlord. The form of the Lease and the Expiration Date shall be extended to the last day of the ONE HUNDRED & TWENTIETH full calendar month following the new Commencement Date.

         Landlord shall notify Tenant of such completion not less than five (5) days prior to the Commencement Date. The taking of possession by Tenant shall conclusively establish that said improvements have been completed in accordance with Exhibit(s) A attached hereto and that the demised premises are in good and satisfactory condition at the time possession is taken.

                                   ARTICLE IX.
                                PERSONAL PROPERTY

         Section 9.01. Any trade fixtures, equipment and other personal property installed in or attached to the demised premises by and at the expense of the Tenant shall remain the property of the Tenant and the Tenant shall have the right, at any time and from time to time, provided it is not in default hereunder, to remove any and all such trade fixtures, equipment, signs and other personal property which it may have stored in or installed upon the demised premises; provided, however, that in such event, Tenant shall restore the demised premises to substantially the same condition in which they were at the time Tenant took possession.



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         Section 9.02. All personal property (including, but not limited to, inventory), placed in the demised premises by Tenant shall be at the risk of the Tenant, and the Landlord shall not be liable for any loss or damage to said personal property, or to Tenant, unless such damage results from the gross negligence or willful misconduct of the Landlord.

         Section 9.03. Tenant shall maintain its own insurance coverage on the upfittings and alterations of the premises which exceed the Landlord's standard improvements.

                                   ARTICLE X.
                         LANDLORD'S COVENANT TO MAINTAIN

         Except as hereinafter provided, the Landlord covenants and agrees that it will, at its own expense, during the term of this Lease, keep and maintain in good order and repair the roof, principal structural members and exterior masonry walls of the improvements which are located upon and included as a part of the demised premises at the beginning of the term hereof; provided, however, that Landlord shall not be responsible for or required to make any repairs which may have been necessitated by the negligence or willfulness of the Tenant, its agents or employees, or as a result of excessive wear and tear. Tenant shall promptly notify the Landlord of any need for repairs for which Landlord is responsible hereunder.

                                   ARTICLE XI.
                          TENANT'S COVENANT TO MAINTAIN

         Section 11.01. Tenant covenants and agrees that it will, at its own expense, keep and maintain in good repair the entire interior of the improvements located upon the demised premises from the time of the beginning of the term hereof, including, without limitation, all plate and window glass, plumbing systems, wiring and electrical systems, doors, interior walls, heating and air conditioning systems, and all equipment associated therewith, and will maintain landscaping and grassed areas, and keep parking lots, gutters and downspouts free from litter and obstructions to their normal functions.

         Section 11.02. Tenant further covenants that it will, at its own expense, repair any damage to the improvements located upon the demised premises which is occasioned by the negligence or willfulness of its agents, invitees, customers or employees, or by vandalism, breaking and entering or any acts of persons not a party to this Lease.

         Section 11.03. Tenant further covenants and agrees to keep the demised premises in a clean and orderly condition, and not to cause, allow or create upon the demised premises or common areas any condition which may constitute unsightliness, litter or a nuisance or danger to the general public or to other occupants of the land and building containing the demised premises, if any, or adjoining or neighboring properties.

         Section 11.04. Tenant further covenants that it will make no structural changes or major alterations without the prior written consent of the Landlord; that it will not injure or deface said demised premises, or any part thereof; and that it will return said demised premises peaceably and promptly to the Landlord at the end of the term of this Lease, or any earlier termination thereof in full compliance with Article XII of this Lease.

         Section 11.05. Tenant further covenants that it will, under no circumstances, except with the prior written consent of the Landlord, paint any surfaces, or portions thereof, which have not been previously painted, including, but not limited to, concrete floor, interior and exterior masonry walls, naturally finished stained or unstained wood, or ceilings in offices or other areas.

                                  ARTICLE XII.
                              SURRENDER OF PREMISES

         Upon the expiration or other termination of the term of this Lease, Tenant shall quit, surrender and deliver to the Landlord the demised premises in good order and repair, reasonable wear and tear and damage by accidental fire or other casualty alone excepted (which exception, however, shall not include, in any case, damage or injury caused by moving Tenant's property into or out of the demised premises, or by the installation or removal of furniture, fixtures or any other property of Tenant), and Tenant shall remove all of its property. Tenant's obligation to observe or perform this covenant shall survive such expiration or other termination.



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                                  ARTICLE XIII.
                                    UTILITIES

         During the term of this Lease, the Tenant shall be responsible for and shall promptly pay, when due, all charges for utilities used upon the demised premises, including, but not limited to, gas and electricity, whether such charges arise from actual consumption, a minimum billing, a demand billing, or a combination thereof.

                                  ARTICLE XIV.
                                 INDEMNIFICATION

         Section 14.01. The Tenant hereby indemnifies and holds the Landlord harmless from any and all liabilities, claims, cause of action, obligations of every kind and nature arising out of or in any manner related to the Tenant's use or occupancy of the demised premises, or from any claims by third persons arising out of such use or occupancy, including, but not limited to, all expenses, legal fees, claims of every kind and nature relating thereto, unless such claims are the result of the gross negligence or willful misconduct of the Landlord.

         Section 14.02. Neither Landlord nor any of its agents or employees shall be liable to Tenant, its agents, invitees, employees or contractors, for any damage by or from any act or negligence of any co-tenant or other occupant of the building, if any, any owner or occupant of adjoining or contiguous property, or any of their respective agents, contractors, invitees or employees.

                                   ARTICLE XV.
                       INSURANCE AND WAIVER OF SUBROGATION

         Section 15.01. From and after the date of this Lease, the Landlord, at its sole cost and expense, will keep and maintain policies of insurance on the improvements against loss or damage by fire and loss or damage by other risks or casualties now embraced by the so-called "extended coverage endorsement", in amounts at all times sufficient to prevent the Landlord from becoming a co-insurer under the terms of the applicable policy, said insurance being for Landlord's sole protection.

         Section 15.02. Tenant covenants and agrees that it will not use the demised premises for such purposes or in such a manner as to preclude or prevent the Landlord from obtaining, through normal, usual and responsible efforts on its part, such insurance coverage as is herein required of the Landlord, and in no event will store any items, or undertake any activities, which would cause the improvements to be rated by fire insurance companies as extra hazardous. The Tenant agrees promptly to pay to Landlord such excess insurance premium cost, as may be from time to time determined. Further, if during the term of this Lease, the demised premises are used by the Tenant for any purposes or in any manner which causes the improvements to be rated by fire insurance companies as extra hazardous or which causes the cancellation or threatened cancellation of Landlord's hazard insurance, the Tenant, upon notification by the Landlord, will immediately cease such activities or storage, in order to remove the extra hazardous rating or the threat of cancellation of Landlord's hazard insurance.

         Section 15.03. In addition to the preceding Section 15.02, the Tenant shall pay to the Landlord during each policy year falling partially or completely within the form of this Lease, and any renewals or extensions thereof, ONE HUNDRED PERCENT (100%) of any increase in the insurance premium resulting from an increase in the combined rate for fire and extended coverage insurance on said improvements in excess of the premium paid on this insurance during the year 1990. If the Tenant shall occupy the demised premises under the term hereof for less than a full one-year period, then for that policy year, the Tenant shall be required to pay only a pro rata portion of any additional insurance premium chargeable to the Tenant under the provisions of the above paragraph. Any additional sums due Landlord pursuant to this Article shall be due after the premiums for said policies have been paid, and the Landlord has given Tenant written notice of such additional sum due, such sum being due and payable within thirty (30) days after the date of such notice.

         Section 15.04. From and after the date of this Lease, Tenant will, at its own cost and expense, keep and maintain policies of general public liability insurance protecting and indemnifying the Tenant and the Landlord against any and all claims for damages to persons or property, or for loss of life or property occurring upon, in or about the demised premises. Such insurance shall afford immediate protection to the limit of not less than $500,000.00 in respect of bodily injury or death to any one person; and to the limit of not less than $1,000,000.00 in respect to any one accident or occurrence; and to the limit of not less than $250,000.00 to property damage, with not more than $5,000.00 deductible.



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         Section 15.05. All insurance provided for in this Article shall be effected under standard form policies issued by insurers of recognized responsibility and authorized to do business in the State of North Carolina, and which are well rated by national rating organizations.

         Section 15.06. Upon the commencement of the term of this Lease, and thereafter no less than thirty (30) days prior to the expiration dates which are therefore furnished pursuant to this Article, Tenant shall provide Landlord with certificates of insurance evidencing that the insurance required is in effect, and that the premiums therefore have been paid. Each policy delivered hereunder shall, to the extent obtainable, contain an agreement by the insurer that the policy shall not be cancelled without at least ten (10) days' prior written notice to the Landlord.

         Section 15.07. The Landlord and Tenant, for their respective heirs, successors and assigns, hereby waive all rights, claims and causes of action which they may hereafter acquire against the other, as the case may be, to recover damage from the other for any act or actions committed by them or by persons or entities for which they are then responsible, arising out of any damage or loss sustained by the Landlord or Tenant to their respective property, or upon any cause of action against either party which the other party hereto may be primarily or secondarily liable, when such loss, damage, claim or cause of action is insured by either Landlord or Tenant against such loss, damage, claim or cause of action through any policy of insurance issued to Landlord or Tenant at such time, and the insurance carrier of such party is liable to pay for such loss, damage, claim or cause of action.

                                  ARTICLE XVI.
                                      SIGNS

         During the term of this Lease, Tenant shall install, at its sole cost and expense, only those signs which have been approved in writing by the Landlord and are in compliance with all codes and ordinances and are in accordance with the rules and regulations. Tenant shall install at its expense such approve signs on the demised premises in the location approved by the Landlord. The care and maintenance of such signs shall be the duty of the Tenant. Tenant shall remove all such signs at its expense at the end of the Lease term.

                                  ARTICLE XVII.
                  INSPECTION AND "FOR RENT and "FOR SALE" SIGNS

         The Landlord or its authorized agent shall have access to the demised premises at reasonable and convenient times during normal business hours for purposes of making such inspections as it deems necessary for the proper enforcement of any covenant, condition, or obligation under this Lease. The Landlord or its authorized agents may exhibit the premises to prospective tenants at reasonable times and post "For Rent" or "For Sale" signs within three
(3) months prior to the termination of this Lease, or any renewal or extension thereof.

                                 ARTICLE XVIII.
                                TENANT'S DEFAULT

         Section 18.01. If Tenant shall fail to pay any installment of rent promptly on the day the same is due and payable hereunder, and shall continue in such default for a period of ten (10) days after written notice thereof has been served by the Landlord, or if Tenant shall fail to promptly keep and perform any other covenants of this Lease, strictly in accordance with the terms of this Lease, and, other than as provided in Article I, Section 1.03 and Article XV,
Section 15.02, shall continue in default for a period of thirty (30) days after written notice thereof has been served by Landlord of default and demand of performance, of if the leasehold interest of Tenant shall be taken on execution or other process of law, or if the Tenant shall petition to be or be declared bankrupt or insolvent according to law or make any conveyance or general assignment for the benefit of creditors, or if a receiver be appointed for such Tenant's property, and such appointment be not vacated and set aside within thirty (30) days from the date of such appointment, or if proceedings for reorganization or for composition with creditors be instituted by or against the Tenant, then and in any of said events, the Landlord may immediately, or at any time thereafter, and without further notice or demand, either terminate this Lease or enter into and upon said premises, or any part thereof, and take absolute possession of the same, fully and absolutely, and without such re-entry working as a forfeiture of the rents to be paid and the covenants to be performed by the Tenant for the full term of the Lease, and may, at the Landlord's election, lease or sublet such premises, or any part thereof, on such terms and conditions and for such [illegible], and for such time as the Landlord



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

may elect; and, collect from the tenant any balance remaining [illegible] under this Lease, Landlord shall have such additional rights and remedies as may be provided by then applicable law.

                                  ARTICLE XIX.
                            ASSIGNING AND SUBLETTING

         The Tenant may not assign this Lease, nor sublet the whole or any part of the demised premises, without the prior written consent of the Landlord, it being understood and agreed that such consent will not be unreasonably withheld.

                                   ARTICLE XX.
                        SUBORDINATION AND NON-DISTURBANCE

         Section 20.01. Tenant agrees that this Lease is and shall remain subject and subordinate to, and may be assigned as security to, any present and all future ground leases or underlying leases of the land, any improvements thereon or any part thereof, and to and for all mortgages or deeds of trust which may now or hereafter affect such leases or the land, any improvements thereon or any parts thereof, and to and for all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instructions shall be necessary to effect subordination; however, Tenant shall execute promptly and deliver to Landlord any such certificates in writing as Landlord may request evidencing the subordinate of this Lease, or the assignment of this Lease as additional security for, such ground leases, underlying leases, mortgages or deeds of trust, and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute any such certificates or assignment on Tenant's behalf in default of such execution by Tenant.

         Section 20.02. Landlord agrees to exercise its best efforts to arrange with the lender or holder of the mortgage, an agreement that if, by disposition, foreclosure or otherwise, such holder or any successor in interest shall become the owner of the demised premises, or take the rights of the Landlord in the demised premises. It will not disturb the possession, use or enjoyment of the leased premises by the Tenant, its successors or assigns, nor disaffirm the Lease or Tenant's rights or estate hereunder, so long as all of the obligations of the Tenant are fully performed in accordance with this Lease.

                                  ARTICLE XXI.
                          DAMAGE OR DESTRUCTION BY FIRE

         Section 21.01. Tenant shall give immediate written notice to Landlord of any damage caused to the demised premises by fire or other casualty, and if Landlord does not elect to terminate this Lease, as hereinafter provided, Landlord shall proceed with reasonable diligence, at Landlord's expense, to build and repair the premises. If the buildings or improvements located on the premises shall: (a) be destroyed or substantially damaged so that the demised premises cannot be repaired within ninety (90) days for the purposes for which the demised premises was herein leased; or (b) if there is less than one (1) year remaining under the term of this Lease, than in either of said events, Landlord or Tenant may elect to terminate this Lease by giving thirty (30) days written notice to the other party of such termination, without any further duty of either party to rebuild or repair the demised premises.

         Section 21.02. In the event there is no termination, as provided herein, the Landlord will repair and rebuild the demised premises as promptly as is practical to substantially the same condition which existed prior to the occurrence of said damage or casualty; provided, however, that in no event will Landlord be required in making such repairs to expend in excess of the fire and extended coverage insurance proceeds actually received as a result of the said casualty or damage. If the damage and repairing thereof shall render the demised premises untenable, in whole or in part, a proportionate abatement of the rent shall be allowed from the date the damage first occurred until the completion of the repairs, as herein provided.



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                                  ARTICLE XXII.
                                 EMINENT DOMAIN

         Section 22.01. In the event, during the term of this Lease, that the entire demised premises are acquired by the exercise of the power of eminent domain, this Lease shall terminate at the time possession must be surrendered, and the Tenant shall be relieved of all future payments provided for herein.

         Section 22.02. In the event, during the term of this Lease, that only a portion of the demised premises is acquired by the exercise of the power of eminent domain, and the demised premises as thus affected cannot be reasonably used by the Tenant, then this Lease shall be terminable by the Tenant by serving written notice upon the Landlord, and when so terminated, the Tenant shall be relieved of all future rental payments provided for herein.

         Section 22.03. In either of said events, Landlord shall be entitled to the proceeds arising out of any such acquisition of the demised premises, or portion thereof, under the power of eminent domain; provided, however, that nothing herein contained shall be construed so as to prevent the Tenant from making a claim for a separate award for any relocation expense, or for such losses as it may sustain in connection with any items belonging to the Tenant and not a part of the demised premises; and provided, further, that Tenant shall be entitled to any amount specifically designated for such losses which it may sustain in either of said events, whether such amount shall be a separate award in itself, or shall be only a part of an award.

                                 ARTICLE XXIII.
                            MISCELLANEOUS PROVISIONS

         Section 23.01. It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all of the promises, agreements, conditions and understandings between the Tenant and Landlord relative to the demised premises, and that there no promises, agreements, conditions or understandings, either oral or written, between them, other than as are herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alterations, amendments, changes or additions to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by both parties.

         Section 23.02. If any base rental, additional rent or any other sum due Landlord, in accordance with the provisions of this Lease shall not be paid when due, the same shall bear interest at the rate of eighteen (18%) per cent per annum, (or, if less, the highest rate allowed by law) from such due date until such sum and interest accrued thereon shall have been paid. Interest accrued as aforesaid shall be deemed to be additional rental hereunder, due on demand, and if not paid, shall constitute an event of default.

         Section 23.03. It is further understood and agreed that no waiver by either party, or its successors and assigns, of any breach of any of the covenants or conditions herein contained to be performed by the other party, shall be construed as a waiver of any succeeding breach of the same or any other covenant or condition.

         Section 23.04. It is further understood and agreed that if any of the terms and conditions of this Lease, or the application thereof, shall to any extent by invalid or unenforceable, the remaining terms and conditions of this Lease, other than any held to be invalid or unenforceable, shall not be affected thereby, shall be and remain valid, and shall continue to be binding upon the parties hereto to the fullest extent permitted by law.

         Section 23.05. It is further understood and agreed that the execution of this Lease, and the performance of any act pursuant to the terms and conditions hereof, shall not be deemed or construed to have the effect of creating between Landlord and Tenant the relationship of principal and agent, or partnership or of joint venture, and the relationship between them shall be that of Landlord and Tenant only.

         Section 23.06. This Lease shall be governed by and construed in accordance with the laws of the State of North Carolina.

         Section 23.07. The parties will, at the opinion of the Landlord, execute and deliver a Memorandum of Lease for the purpose of recording, and both parties agree that only such short form lease shall be recorded.

         Section 23.08. Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or upon the other, such notice or demand shall be given or served, and shall not be deemed to have been given or served unless in writing, and forwarded by certified or registered mail, return receipt, addressed as follows:

To the Landlord:                                With Copy To:

--------------------------------------------------------------------------------

D.L. Phillips Investment Builders, Inc.         James M. Alexander Realty, Inc.

--------------------------------------------------------------------------------

2121 E. Independence Boulevard                  4400-A Stuart Andrew Boulevard

--------------------------------------------------------------------------------
Charlotte, North Carolina 28205                 Charlotte, North Carolina 28217

--------------------------------------------------------------------------------

To the Tenant:                                  With Copy to:

--------------------------------------------------------------------------------

Up-Right, Inc.                                  Up-Right, Inc.

--------------------------------------------------------------------------------

401 Roland Way                                  Post Office Box 34007

--------------------------------------------------------------------------------

Oakland, California 94621                       Charlotte, North Carolina 28234

--------------------------------------------------------------------------------

Such addressee may be changed from time to time by either party by serving notice of such change as provided above.

         Section 23.09. If any rent owing under this Lease is collected by or through an attorney-at-law, or in the event eviction proceedings are brought by or through an attorney-at-law to obtain possession of the demised premises or any action is brought by the Landlord for breach of any provisions of this Lease by Tenant, Tenant agrees to pay to the Landlord as attorney's fees an amount equal to fifteen percent (15%) (or if the statutes or other laws of the State of North Carolina in effect at the time of such collection or eviction proceedings limit the amount recoverable as attorney's fees, then the maximum percentage allowed by such statute or law) of the amount so collected, or of the amount of rent past-due, whichever is greater.

         Section 23.10. Subject to the restrictions on assigning and subletting hereinbefore contained, this Lease shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives [illegible] governmental restrictions, scarcity of labor or materials, strikes, fire or any other reason beyond its control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete the performance after the end of the period of such delay.

         Section 23.14. Option to Extend Term. See Addendum A attached hereto and made part of this Lease Agreement.

         Section 23.15. The parties hereto hereby agree that the Lease Agreement on this property between the parties hereto dated October 26, 1988 and extended and Modified by Agreement dated August 23, 1989 is hereby superseded and replaced by this Lease Agreement.

         Section 23.16. Right of First Offer: See Addendum A attached hereto and made part of this Lease Agreement.

         Section 23.12. Tenant further covenants and agrees that consistent with and in addition to those covenants and agreements contained in Articles XI and XIII hereinabove, it will, as its own expense, keep and maintain the landscaping and grassed areas and keep parking lots, gutters and downspouts free from litter and other obstructions to their normal functions and will be responsible for and pay, when due, all water and sewer charges incurred on the demised premises.

         In Witness Whereof, the parties hereto have duly executed this Lease Agreement under seal as of the day and year above written.

                               LANDLORD, D.L. PHILLIPS INVESTMENT BUILDERS, INC.

                               By:      /s/ Tom P. Phillips, President    (Seal)
                                  ----------------------------------------------
                                            Tom P. Phillips

                               Attest:  /s/ Fletcher Harrington, Secretary
                                  ----------------------------------------------

                               Tenant:  UP-RIGHT, INC.

(Corporate Seal)               By:   /s/ [illegible] V.P. Marketing
                                  ----------------------------------------------
                                             (Vice) President

Attest:

  /s/ James T. Dillon
----------------------
(Assistant) Secretary

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

         I,_______________________, a notary public for said county and state, do hereby certify that _________________________________________________________

--------------------------------------------------------------------------------

_________________________________ personally appeared before me this day and acknowledged the execution of the foregoing instrument.

         WITNESS my hand and notarial seal, this the _______ day of _________________________________, 19__________.

                                         --------------------------------------
                                                    Notary Public

My Commissions Expires ___________
(Notarial Seal)

STATE OF ______________

COUNTY OF _____________

         This the _______day of ____________________________________19______,
personally appeared before
me______________________________________________________ [illegible] he is the
(vice) president of
___________________________________________________________________ and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that the said writing was signed and sealed by him, in behalf of the corporation, by its authority duly given. And the said

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

acknowledged the said writing to be the act and deed of said corporation.

                                       ----------------------------------------
                                                 Notary Public

My Commission Expires:______________
(Notarial Seal)

                          Addendum A to Lease Agreement

            between D.L. Phillips Investment Builders, Inc., Landlord

                                       and

                              Up-Right, Inc. Tenant

                         dated __________________, 1990

Article III. continued:

         Rental during the term shall be as follows:
         First thirty six months: $4,069 per month
         Next twenty four months: $4,476 per month

Article 23.14:  Option to Extend Term continued:

         Provided Tenant is not in default of any of the terms and conditions of this Lease Agreement, Landlord hereby grants Tenant one option to renew this Lease for five (5 ) years at an annual rental of *SEE BELOW*. Tenant must give Landlord written notice of its intent six (6) months prior to the expiration of the term of this lease. All other terms and conditions of the Lease shall remain in full force and effect.

         *Annual rental during the option period shall be the higher of Fifty Three Thousand and Seven Hundred and Twelve ($53,712.00) Dollars or an amount computed by multiplying Fifty Three Thousand and Seven Hundred and Twelve ($53,712.00) Dollars by the quotient obtained by dividing the level of the Consumer Price Index (for urban wage earners and clerical workers: U.S. city average, by expenditure category and commodity and service group, 1982-84 = 100) of the United States Bureau of Labor Statistics at the beginning date of said option period by the level of the Consumer Price Index (for urban wage earners and clerical workers: U.S. city average, by expenditure category and commodity and service group, 1982-84 = 100 of the United States Bureau of Labor Statistics at the beginning date of the term of this Lease.

         Article 23.16 Right of First Offer continued:

         Right of First Offer: Provided Tenant is not in default of the Lease, if Landlord desires to offer the Demised Premises for sale at any time during the term of this Lease (as such term may be extended at any time during the term of this Lease (as such term may be extended or renewed), then Landlord shall give tenant written notice of the terms and conditions on which Landlord is willing [illegible] days after receipt of such notice from Landlord to purchase the Demised Premises on the terms and conditions set forth in Landlord's notice. Failure to respond within said 15-day period or variation of the terms and conditions offered by Landlord shall be deemed a rejection of Landlord's offer. Upon expiration of said 15-day period or other rejection by Tenant of Landlord's offer, Landlord shall have the right to offer the Demised Premises for sale to others on terms and conditions no less favorable than those offered to Tenant. If Landlord does not close the sale of the Demised Premises within 365 days after initially offering the Demised Premises on terms and conditions more favorable to Tenant than those offered to Tenant, then Landlord shall not sell the Demised Premises without having re-offered the Demised Premises for sale in writing to Tenant, which offer will be in accordance with such more favorable terms and conditions, if applicable. Tenant shall have five (5) days after receipt of such notice to accept Landlord's offer. Closing and terms of payment shall be in accordance with the terms and conditions of Landlord's offer.

                          Attached To And Made Part Of

                           Lease Dated April 27, 1990

                                  Made Between

                Horizon High Reach, Inc., a Delaware Corporation

                                       and

                 JMA, Ltd., a North Carolina Limited Partnership

                             ***********************

                             SUPPLEMENTAL AGREEMENT

         To the Lease Dated as of the 27th day of April, 1990, made by and between JMA, Ltd., a North Carolina Limited Partnership as the successor Landlord, and Horizon High Reach, Inc., as the successor Tenant.

         By this Supplemental Agreement dated as of the 30th day of September, 1994, the parties to the Lease agree as follows with respect to the demised premises located at 4151 A and B Barringer Drive, Charlotte, N.C. and as otherwise described in the Lease.

         1. Landlord shall cause to be constructed the work within the premises described as Base Bid and Alternate No. 1 in Edison Foard, Inc., General Contractor, Bid Letter dated December 13, 1994, attached hereto as Exhibit "A", on or before March 10, 1995. Provided, however, all four windows in the interior walls shall be eliminated and a twenty-four inch by thirty inch glass insert shall be installed in door "E".

         2. Tenant hereby exercises its option to renew this Lease for a period of five years from April 1, 1995 through March 31, 2000 under Article
         24.14 and Landlord concurs and accepts such renewal.

         3. The annual rental throughout the renewal period shall be Fifty Nine Thousand and Forty ($59,040.00) Dollars in monthly installments of $4,920.00 in accordance with the terms and conditions of the Lease.

         Except as hereby supplemented or amended, the Lease shall remain in full force and effect and is hereby ratified and confirmed.

         IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of September 30, 1994.

Attest                              Tenant: Horizon High Reach, Inc.

                                    By:
                                       -----------------------------------------
Asst. Secretary                     Title:  (Vice) President

(CORPORATE SEAL)

Witness                 Landlord: JMA, Ltd. a North Carolina Limited Partnership

                        By:
                            ----------------------------------

                               ASSIGNMENT OF LEASE

         THIS ASSIGNMENT OF LEASE (this "Assignment") is made and entered into as of June , 1994, by and between Up-Right, Inc., a California corporation ("Assignor"), and Horizon High Reach, Inc., a Delaware corporation ("Assignee").

                                    RECITALS:

         A. Assignor is the tenant under that certain Lease Agreement, dated April 27, 1990, and Assignment of Lease, dated June 18, 1990 (collectively referred to as the "Lease," a copy of which Lease, including amendments and modifications thereto, is attached hereto as EXHIBIT "A"), between Assignor and D.L. Phillips Investment Builders, Inc. (whose interest was assigned to JMA, Ltd. pursuant to an Assignment of Lease dated June 18, 1990 (herein, "Landlord")), for the premises (the "Premises") located in the City of Charlotte, State of North Carolina, as described more particularly in the Lease.

         B. Pursuant to that certain Asset Contribution Agreement (the "Asset Contribution Agreement") dated June , 1994, Assignor has agreed to transfer, and Assignee has agreed to acquire, certain of Assignor's assets.

         C. In accordance with the Asset Contribution Agreement, Assignor desires to assign all rights and delegate to Assignee all obligations arising under the Lease, and Assignee desires to accept such assignment and delegation on the terms and conditions set forth below.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenant and agreements contained herein and other good and valuable consideration, the parties agree as follows:

         1. Assignment. Effective upon the Closing (as defined in the Asset Contribution Agreement) and, to the extent required under the Lease, Lessor's written consent hereto (such later date herein referred to as the "Effective Date"), Assignor assigns and transfers to Assignee all of Assignor's right, title and interest in, and delegates to Assignee all obligations arising under, the Lease.

         2. Assumption. From and after the Effective Date, Assignee assumes all the obligations of Assignor under the Lease to be performed by Assignor as the tenant under the Lease and, agrees to be bound by all the terms, covenants, conditions, and provisions of the Lease. Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all costs, expenses (including, without limitation, attorneys' fees) and liability arising from the breach or default by Assignee of any of the terms, covenants, conditions, and provisions of the Lease occurring from and after the Effective Date.

         3. Representations and Warranties. Assignor hereby represents and warrants to Assignee that the documents attached hereto as EXHIBIT A comprise the entire agreement between Assignor and Landlord respecting the Premises.

         4. Governing Law. This Assignment and the rights and obligations of the parties hereunder shall in all respects be governed by, and interpreted in accordance with, the laws of the State of California.

         5. Interpretation. This Assignment shall be interpreted in accordance with the common meaning of its terms and shall not be interpreted strictly for or against either party, provided that in the event of any conflict with the terms or conditions of the Asset Contribution Agreement, the terms and conditions of the Asset Contribution Agreement shall control.

         6. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same agreement.

         7. Successors. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective successors and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

"ASSIGNOR"                                  "ASSIGNEE"

UP-RIGHT, INC.                              HORIZON HIGH REACH, INC.
a California corporation                    a Delaware corporation

By:                                         By:
   ------------------------------              ---------------------------------

                              CONSENT TO ASSIGNMENT

         The undersigned ("Landlord") hereby consents to the assignment of rights and delegation of duties under the Lease to Assignee, as described in pages one and two above and initialed by Landlord for identification, on the condition that Assignor remain primarily liable for the performance of all of its obligations under the Lease. Landlord's consent is strictly limited to the transaction described above, and any future assignment of the Lease, or sublease of the premises, by Assignee shall require the prior written consent of Landlord, as specified in the Lease. Landlord hereby represents and warrants to Assignee and agrees that (i) as of the Effective Date, the Lease is in full force and effect and no default or breach (or no event has occurred that, with the passage of time, the giving of notice by Landlord, or both, otherwise would constitute a default or breach) exists under the Lease; (ii) the Lease attached hereto as EXHIBIT "A" constitutes the entire agreement of Assignor and Landlord with respect to the subject matter thereof; (iii) Assignor has paid or been credited with the deposits (whether in the nature of a security deposit or otherwise) specified in the Lease, and from and after the Effective Date Landlord shall hold and apply such deposits for Assignee's account in accordance with the Lease; and (iv) the term of the Lease commenced on July 1, 1990 and shall expire on March 31, 1995.

         IN WITNESS WHEREOF, Landlord has executed this Consent to Assignment as of July 15, 1994.

                                        JMA, Ltd.
                                        a North Carolina Limited Partnership

                                        By:     /s/ James M. Alexander
                                           -------------------------------------
                                        Its:    General Partner
                                           -------------------------------------

STATE OF NORTH CAROLINA
                                                             ASSIGNMENT OF LEASE
COUNTY OF MECKLENBURG

         THIS ASSIGNMENT OF LEASE dated June 18, 1990, is made by and between D.L. PHILLIPS INVESTMENT BUILDERS, INC., a North Carolina corporation ("Assignor"); and JMA, LTD., A NORTH CAROLINA LIMITED PARTNERSHIP ("Assignee").

                              Background Statement

         Assignor has entered into a Lease dated April 27, 1990 ("Lease"), pursuant to which Assignor leased to UpRight, Inc. ("Tenant") premises located in Mecklenburg County, North Carolina, on real property more particularly described in Exhibit A ("Demised Premises"). Assignor wishes to assign all its right, title and interest in the Lease to Assignee, effective as of June 18, 1990 ("Effective Date").

                                   Assignment

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         I. Assignor assigns to Assignee, as of the Effective Date, all of Assignor's right, title and interest, as landlord, in the Lease. Assignor warrants and represents to Assignee that it has full and lawful authority to execute this Assignment of Lease.

         II. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorneys' fees and court costs) resulting from the failure of Assignor to perform its obligation under, or observe the covenants and conditions in, the Lease accruing prior to the Effective Date.

         III. Assignee agrees to assume all the obligations of Assignor under the Lease arising from and after the Effective Date, and to perform and observe all the covenants and conditions to be performed or observed by Assignor in the Lease accruing from and after the Effective Date. Assignee agrees to indemnify, defend and hold Assignor harmless from and against all liabilities, claims, demands, costs and expenses of every kind and nature (including attorneys' fees and court costs) resulting from the failure of Assignee to perform its obligations under, or observe the covenants and conditions in, the Lease accruing on or after the Effective Date.

         IV. This Assignment of Lease may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Lease under seal as of the day and year first written above.

                                        ASSIGNOR:

                                        D.L. PHILLIPS BUILDERS, INC.

[CORPORATE SEAL]                        By:    /s/ Tom Phillips
                                           -------------------------------------
                                        Title: President

Attest:

/s/ Fletcher Harrington
------------------------------
    Secretary

                                        ASSIGNEE:

                                        JMA LTD., A NORTH CAROLINA
                                        LIMITED PARTNERSHIP

                                        By: /s/ James M. Alexander (SEAL)
                                           -------------------------------------
                                           James M. Alexander, General Partner

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         This 15th day of October, 1990, personally came before me Tom P.
Phillips, who, being by me duly sworn, says that he is the       President of
D.L. PHILLIPS INVESTMENT BUILDERS, INC. and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said Tom P. Phillips acknowledged the said writing to be the act and deed of said corporation.

                                        /s/ Stephanie S. Link
                                           -------------------------------------
                                            Notary Public

My commissions expires:

    8-28-91
-----------------------
[NOTARIAL SEAL]

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         This 11th day of October, 1990, personally came before me JAMES M. ALEXANDER, who, being by me duly sworn, says that he is a general partner of JMA, LTD., A NORTH CAROLINA LIMITED PARTNERSHIP, and acknowledged the due execution of the foregoing instrument on behalf of said partnership.

                                        /s/ Stephanie S. Link
                                           -------------------------------------
                                            Notary Public

My commissions expires:

    8-28-91
-----------------------
[NOTARIAL SEAL]

                                    EXHIBIT A

         BEGINNING at a point which is located in the southerly margin of the right-of-way of Barringer Drive (60 foot right-of-way) which point is located at the northerly corner of the property of Suzy Realty of North Carolina (now or formerly) as described in Deed recorded in Book 3694 at Page 328 of the Mecklenburg Public Registry; thence, continuing with said margin of Barringer Drive in a northeasterly direction along the arc of a circular curve to the left having a radius of 746.20 feet an arc distance of 60.00 feet to a point which is located in the westerly corner of the property of Halifax Realty (now or formerly) as described in Deed recorded in Book 4056 at page 797 of the Mecklenburg Public Registry; thence, continuing with the southwesterly boundary of said Halifax Realty Company property the following two (2) courses and distances: 1) S 48-29-04 E. 139.61 feet to a point; and 2) S 71-18-58 E (passing a new iron pin at 132.13 feet) a total distance of 281.11 feet to a point which is located in the rear line of Parcel B-4 as shown on a map of Phillips Industrial Park recorded in Map Book 19 at Page 449 of the Mecklenburg Public Registry; thence, continuing in part with said rear line of Parcel B-4 S 40-44-36 W 377.48 feet to an existing iron pipe located in the easterly line of the aforesaid Suzy Realty Company; thence, continuing with said boundary of said Suzy Realty Company property N 21-20-10 W 456.82 feet to the point and place of BEGINNING, all as shown on that survey dated June 3, 1980, as revised October 30, 1980 and prepared by H.E. McCauley.

         BEING part of the property conveyed to Chaney Development Company by deed recorded in Book 1723 at Page 141 of the Mecklenburg Public Registry. Chaney Development Company was merged into D.L. Phillips Investment Builders, Inc., by Articles of Merger recorded on Roll 17 at Frame 655 among the corporate records in the Mecklenburg Public Registry.